Exhibit 10.8

Shenzhen Premises Lease

Contract

Prepared by Rental Property Management Office of Shenzhen Municipality

Premises Lease Contract

Lessor (Party A):	Zhou Zongnan and Lu Rongxia

Premises information code card:	4403040030040900004

Correspondence address:	13B, Building No. 6, Meilin Third Village, Futian District, Shenzhen

Post code:	518049	Contact number:	18938043126

Social credit code or valid certificate number:	430202196409026013, 440301196908141543

Authorized agent:

Correspondence address:

Post code:	Contact number:

Social credit code or valid certificate number:

Lessee (Party B):	Fit Boxx Import and Export Trading (Shenzhen) Company Limited

Correspondence address:	Rooms 1304 and 1305, Shenrong Building, 1045 Fuqiang Road, Futian District, Shenzhen

Post code:	518045	Contact number:	0755-83584540

Social credit code or valid certificate number:	91440300055133812U

Authorized agent:	Huang Jiachuan

Correspondence address:	Rooms 1304 and 1305, Shenrong Building, 1045 Fuqiang Road, Futian District, Shenzhen

Post code:	518045	Contact number:	15919415751

Social credit code or valid certificate number:	ID card 445281199403174416

In accordance with the provisions of the Contract Law of the People’s Republic of China, Law of the People’s Republic of China on the Administration of Urban Real Estate , Measures for the Administration of the Lease of Commodity Houses, and Decision of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening Security Responsibilities in Premises Lease, both Parties hereby enter into this Contract through negotiation.

Article 1 Party A leases out the premises located at Rooms 1304 and 1305, Shenrong Building, Huanggang Port, Futian District, Shenzhen (hereinafter referred to as the “Premises”) for use by Party B.

The area of the Premises for lease totals 84.66 square meters. The property owners or legal users thereof are Zhou Zongnan and Lu Rongxia; the name and number of the real estate rights certificate or other valid certificates evidencing their property rights (right of use) are: Sh. F. D. Zi No. 3000159320 and 3000159397.

Article 2 The rent for the Premises shall be calculated at the rate of RMB —— yuan (in words: —— yuan) per square meter per month, and the monthly rent shall be RMB 5,100 yuan (in words: Five Thousand and One Hundred yuan).

Article 3 Party B shall pay the first installment of the rent in the amount of RMB 5,100 yuan (in words: Five Thousand and One Hundred yuan) prior to Apr. 13, 2017.

Article 4 Party B shall pay rent to Party A prior to:

☑ the 13th day of every month;

☐ the ______ day in the ______ month of every quarter;

☐ the ______ day in the ______ month of every half year; or

☐ the ______ day in the ______ month of every year;

1

Party A shall issue a tax invoice to Party B upon receipt of the rent.

(One of the four options above shall be selected by both Parties jointly, and a “✔” shall be drawn in the ☐ in front of the option selected.)

Article 5 The term of lease of the Premises by Party B is from Apr. 10, 2017 to Apr. 9, 2019.

The term provided for in the preceding paragraph shall not exceed the approved land usage term, and shall be no longer than 20 years ; otherwise the part of the term in excess of either of such time limits shall be invalid.

Article 6 Use of the Premises: Office.

The use of the Premises herein shall be consistent with that specified in the real estate rights certificate, and may not be altered arbitrarily without the approval of relevant authority.

Article 7 Party A shall deliver the Premises to Party B for use prior to Apr. 10, 2017, and handle relevant handover formalities.

Where Party A delivers the Premises later than the above date, Party B may request to extend the term hereof, which shall be subject to signature confirmation by both Parties in writing and registration with the competent premises lease registration authority.

Article 8 At the time of delivery of the Premises, both Parties shall confirm the then status of, property attached to, and other relevant circumstances of the Premises and its ancillary facilities, and specify the same in the attached sheet.

Article 9 Party A may, at the time of delivery of the Premises, charge Party B a security deposit in an amount equivalent to —— month’s (months’) (no more than three months’) rent, i.e., RMB — yuan (in words: — yuan).

Party A shall issue a receipt to Party B for the collection of the security deposit.

Conditions for the return by Party A of the security deposit to Party B are:

1.	There is no payment in arrears.

2.	No damage is incurred to the original facilities in the Premises.

3.	Circumstances of the security deposit are specified in the attached sheet.

☐ One of the conditions shall be met.

☑ All of the conditions shall be met.

(Either of the above options shall be selected by both Parties jointly, and a “✔” shall be drawn in the ☐ in front of the option selected.)

Terms and time of return of the security deposit: upon the termination hereof without any renewal.

In case of any of the following circumstances, Party A may refuse to return the security deposit:

1.	Arrearage

2.	Sublease

3.	Early termination

Article 10 During the lease term, Party A shall be responsible for paying the fees for the use of the land occupied by the Premises and taxes and —— fees arising from the lease of the Premises; Party B shall be responsible for paying in a timely manner the water and electricity bills, sanitation fee, property management fee for the Premises (building), —— fee, and other fees arising from the use of the Premises.

Article 11 Party A shall ensure that the security of the Premises delivered and its ancillary facilities is in compliance with the provisions of relevant laws, regulations or rules.

Article 12 Party B shall reasonably use the Premises and its ancillary facilities, and may not use the Premises for any illegal acts; Party A may not interfere with or hinder the normal and reasonable use of the Premises by Party B.

Article 13 Where any damage or failure which hinders the safe and normal use of the Premises and its ancillary facilities is incurred or occurred during the use of the Premises by Party B for reasons not attributable to Party B’s fault, Party B shall notify Party A in a timely manner, and take possible effective measures to prevent further defects; Party A shall make repairs within ___ days upon notification by Party B, or entrust Party B with repairs straightway; where Party B is unable to notify Party A, or Party A fails to perform its obligations to make repairs within the aforesaid time limit, Party B may make repairs on behalf of Party A.

2

Where immediate repair is required in case of special emergency, Party B shall first make repairs on behalf of Party A, and notify Party A of relevant circumstances in a timely manner.

The cost of repairs (including reasonable costs incurred by Party B for making repairs and preventing future defects) under the circumstances specified in the two paragraphs above shall be borne by Party A. Where Party B fails to perform its obligations specified in the two paragraphs above, and fails to notify Party A in a timely manner or take possible effective measures, which result in further losses, the cost of repairs for such (further) losses shall be borne by Party B.

Article 14 Where due to any improper or unreasonable use by Party B, any circumstances impairing security, damage, failure, or other circumstances are incurred or occurred in the Premises or its ancillary facilities, Party B shall be responsible for making repairs or compensation, and notify Party A thereof in a timely manner.

Where Party B intends to alter the internal structure or decoration of the Premises, or install any equipment which affects the structure of the Premises, the construction work may begin only after the design scale, scope, process, materials, and other plans are approved by Party A in writing. Upon the expiry of the lease term or surrender of tenancy for reasons on the part of Party B, unless otherwise agreed to by both Parties, Party A may choose one of the following rights:

☐ The decorations to the Premises belongs to Party A;

☑ To request Party B to restore the Premises to its original status;

☐ To charge Party B the costs actually incurred in the restoration project.

(One of the three options above shall be selected by both Parties jointly, and a “✔” shall be drawn in the ☐ in front of the option selected.)

Article 15

☐ During the lease term, Party B may sublease the Premises in full or in part to others, and handle formalities for the registration thereof with the competent authority in charge of premises lease, provided that the sublease term shall not exceed the lease term specified herein;

☐ During the lease term, upon written consent of Party A, Party B may handle with such written certificate on the approval of sublease registration formalities with the competent authority in charge of premises lease, provided that the sublease term shall not exceed the lease term specified herein;

☑ During the lease term, Party B may not sublease the Premises in full or in part to others.

(One of the three options above shall be selected by both Parties jointly, and a “✔” shall be drawn in the ☐ in front of the option selected.)

Article 16 Where during the term hereof, Party A needs to transfer the title to the Premises in part or in full, it shall notify Party B in writing one month prior to the transfer, and Party B shall have the preemptive right under the same conditions. Party B shall give a reply to Party A in writing within 5 working days upon receipt of written notification from Party A, otherwise it will be deemed as automatic waiver.

Article 17 During the term hereof, in case of any of the following circumstances, this Contract may be dissolved or altered:

(I)	Any force majeure occurs, as a result of which this Contract cannot be performed;

(II)	The Premises is subject to requisition, recovery or dismantling by the government;

(III)	An agreement is reached by both Parties through negotiation.

Article 18 In case of any of the following circumstances, Party A may, with respect to any loss incurred as a result thereof:

☑ 1. Request Party B to restore the Premises to its original status;

☐ 2. Claim for compensation for damages from Party B;

☐ 3. Refuse to return the security deposit;

☐ 4. Request Party B to pay liquidated damages in the amount of RMB _____ yuan (in words: __________ yuan).

(One or more of the four options above may be selected by both Parties through negotiation, provided that the 3rd and the 4th options may not be selected concurrently; a “✔” shall be drawn in the ☐ in front of the option(s) selected.)

(I) Payment for the rent has been delayed by Party B for more than —— days (1 month);

(II) Party A’s losses that may be caused by any overdue payment by Party B exceed RMB 5,000 yuan;

(III) Party B uses the Premises to engage in any illegal act, which damages public interests or others’ interests;

3

(IV) Party B arbitrarily alters the structure or purpose of the Premises;

(V) Party B refuses to bear the liability for making repairs or paying the cost of repairs in violation of the provisions of Article 14 hereof, which results in serious damage to the Premises or equipment;

(VI) Party B arbitrarily decorates the Premises without the written consent of Party A and the approval of relevant authority;

(VII) Party B arbitrarily subleases the Premises to any third party.

In addition to holding Party B accountable for compensation for damages or breach of Contract, Party A may propose based on the above circumstances altering the terms hereof or terminating this Contract and, upon legal service of the notice on the termination hereof, apply for the cancellation of the premises lease registration ex parte.

Article 19 In case of any of the following circumstances, Party B may, with respect to any loss incurred as a result thereof:

☑ 1. Claim for compensation for damages from Party A;

☐ 2. Request Party A to return double the security deposit;

☐ 3. Request Party A to pay liquidated damages in the amount of RMB ___ yuan (in words: _________ yuan).

(One or more of the three options above may be selected by both Parties through negotiation, provided that the 2nd and the 3rd options may not be selected concurrently; a “✔” shall be drawn in the ☐ in front of the option(s) selected.):

(I) The delivery of the Premises has been delayed by Party A for more than —— days (1 month);

(II) Party A violates the provisions of Article 11 hereof, and the security of the Premises is not in compliance with the provisions of relevant laws, regulations or rules;

(III) Party A refuses to bear the liability for making repairs or paying the cost of repairs in violation of the provisions of Article 13 hereof;

(IV) Party A reconstructs, expands or decorates the Premises without the consent of Party B or the approval of relevant authority;

(V) Party A requests early dissolution (termination) hereof without good cause.

In addition to holding Party A accountable for compensation for damages and breach of the Contract, Party B may propose based on the above circumstances altering the terms hereof or terminating this Contract and, upon legal service of the notice on the termination hereof, apply for the cancellation of the premises lease registration ex parte.

Article 20 After the termination hereof, Party B shall move out of and return the Premises within 5 days, ensure that the Premises and its ancillary facilities are intact (except for normal wear and tear), settle all fees payable by Party B, and handle relevant handover formalities.

Where Party B fails to move out of or return the Premises within such time limit, Party A may recover the Premises in accordance with the provisions of the law or this Agreement, and charge Party B compensation in an amount equivalent to double the rent for the period of delay.

Article 21 Where Party B needs to continue to rent the Premises upon the expiry of the lease term hereunder, it shall make a request for the renewal of lease to Party A 1 month prior to the date of expiry of the lease term; under the same conditions, Party B shall have the preferential right to rent the Premises.

Where both Parties have reached an agreement on the renewal of the lease, they shall execute a new contract, and conduct re-registration with the competent authority in charge of premises lease.

Article 22 Both Parties shall execute a Letter of Responsibility for Premises Lease Security Management in Shenzhen. The Premises provided by Party A shall meet the standards and conditions for safe use, and shall not pose any security risk. The building and fire equipment, gas facilities, power facilities, entrances and exits, and passages of the Premises shall meet the administrative provisions or standards of the government on safe production, fire protection, public security, environmental protection, sanitation, and etc. Party B shall use the Premises in strict accordance with the administrative provisions or standards of functional departments of the government on safe production, fire protection, public security, environmental protection, sanitation, and etc., and is obliged to ensure that its use of the Premises does not pose any security risks. All terms provided for herein shall be complied with by both Parties conscientiously. In case of any breach of contract by either Party, such Party shall bear corresponding liability for breach of contract as provided for herein.

4

Article 23 Anything not covered herein may be specified by both Parties in the attached sheet, the content of which shall, as an integral part hereof, upon signature and seal by both Parties, have the same effect as this Contract.

Where any agreement on any alteration of the content hereof is reached by both Parties during the lease term, both Parties shall conduct registration with the original authority in charge of premises lease registration within thirty days after the conclusion of such agreement.

Article 24 Any dispute between both Parties arising from this Contract shall be settled through negotiation; where such negotiation fails, an application may be filed with the competent authority in charge of premises lease for mediation, or:

☐ An application may be filed with Shenzhen Court of International Arbitration for arbitration;

☐ An application may be filed with Shenzhen Arbitration Commission for arbitration;

☐ A lawsuit may be filed with the people’s court at the place where the Premises is located.

(One of the above means of dispute settlement shall be selected by both Parties through negotiation, and a “✔” shall be drawn in the ☐ in front of the option selected.)

Article 25 Both Parties agree that the following correspondence addresses are those for the delivery of both Parties’notices or documents:

Party A’s address for service: Room 13B, Building No. 6, Meilin Third Village, Futian District, Shenzhen

Party B’s address for service: Room 13B1, Shenrong Building, 1045 Fuqiang Road, Futian District, Shenzhen

In absence of the above addresses, the correspondence addresses of both Parties specified herein shall be the addresses for service.

The addresses for service shall remain valid without notification on the change thereof. Any notice or document sent by either Party to the other Party shall be deemed served upon mailing to the address for service. Where any document mailed to any of the above addresses is returned by the post office, the date of return shall be deemed as the date of service.

Article 26 This Contract shall take effect upon the execution hereof.

Both Parties shall handle formalities for premises lease registration with the competent authority in charge of premises lease within thirty days as of the date of execution hereof.

Article 27 The Chinese text hereof shall be the original hereof.

Article 28 This Contract is made in 3 copies, with Party A holding 1 copy, Party B holding 1 copy, the contract registration authority holding ____ copy (copies), and relevant authority holding copy (copies) respectively.

Party A (signature and seal): Zhou Zongnan
Legal representative:
Contact number: 18938043126
Bank account number:
Authorized agent (signature and seal):	_____(MM)_____(DD) ________(YY)

Party B (signature and seal):	(Seal: Fit Boxx Import and Export Trading (Shenzhen) Company Limited)
Legal representative:
Contact number:
Bank account number:
Authorized agent (signature and seal):	_____(MM)_____(DD) ________(YY)

5

(Attached sheet)

The security deposit in the amount of RMB 9,500 yuan (in words: Nine Thousand and Five Hundred yuan) specified in the Premises Lease Contract executed by both Parties on Mar. 31, 2015 is retained in this Premises Lease Contract.

Special Notes

1. Prior to the execution hereof, both Parties shall read carefully this Contract, and may make additions or supplements to, or reduce, select, or modify the terms of this Contract through negotiation. After the execution hereof, the content hereof that has not been modified and that filled out by both Parties (upon confirmation by both Parties by signature or seal) are deemed as the provisions hereof. Anything herein that is selected, supplemented, filled out and modified in handwritten form shall take effect in priority.

2. Prior to the execution hereof, the Lessor shall present to the Lessee the real estate rights certificate or other valid certificates proving its ownership of real estate rights and those proving its identity and legal capacity as the Lessor. Where the premises is in the custody of others, a letter of authorization shall be provided; in case of lease of any co-owned premises, a certificate proving that all co-owners consent to the lease and a letter of authorization shall be provided; the Lessee shall present to the Lessor a certificate proving its identity or legal capacity as the Lessee.

3. Both Parties shall execute and perform this Contract in accordance with the law, and may not violate legal provisions on relevant procedures or engage in any illegal acts.

4. Upon execution, this Contract shall be legally binding upon both Parties. Both Parties shall perform their obligations as agreed to between them, and may not arbitrarily alter or dissolve this Contract in violation of the law or without any agreement reached by both Parties.

5. Anything filled out by any Party hereto shall be filled out with a carbon ink or blue-black ink writing brush, pen, or signature pen, and confirmed by signature or seal.

6. The blanks (underlined spaces) in some terms of the text hereof may be filled out by the Parties; there are also options (marked with ☐) provided in some terms hereof for selection by the Parties.

7. Upon the execution hereof, both Parties shall jointly handle formalities for registration or filing with the competent authority in charge of premises lease in a timely manner.

8. Both Parties to the lease may based on their actual needs decide on the copies of the original hereof, and check the same carefully at the time of execution hereof, so as to ensure that the content of each copy hereof is the same; in any case, both Parties shall keep at least one original hereof respectively.

9. In case of any material change or dissolution hereof, the Parties shall handle relevant formalities with the original registration authority in a timely manner.

10. Both Parties may negotiate about how to dispose of the articles left in the Premises upon the expiry of the lease term and dissolution hereof, and specify the same in the attached sheet.

11. The following content shall be filled out in Article 6 “Use of the Premises” hereof: business, office, plant, warehouse, complex, and others.

Letter of Responsibility for

Premises Lease Security Management in Shenzhen

Prepared and printed by Shenzhen Flowing Population and Rental Property Comprehensive Management Office

This letter of responsibility is formulated in accordance with the provisions of relevant laws and regulations in order to implement the Decision of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening Security Responsibilities in Premises Lease, further specify security responsibilities in premises lease, strengthen rental property security management, and safeguard the life and property safety of the masses.

I. The lessors and lessees of premises for production and operation (including commodity markets and their stalls and counters), offices, residence, and other premises within the administrative division of Shenzhen are persons responsible for the security of rental properties.

II. A lessor shall have a premises ownership certificate or other documentation required by Shenzhen municipal government to lease the premises. Where any person is entrusted with the lease of any premises, the premises owner shall execute a written entrustment agreement with such person to specify their respective security responsibilities. Sublessors, other persons who are actually engaged in any lease, and premises lenders shall bear security responsibilities as lessors.

III. Lessors shall ensure that the buildings for lease and their exits and entrances, passages, and fire, gas, and electric facilities shall in compliance with the provisions of relevant laws and regulations and security standards provided for by relevant administrative authorities. Where relevant license or approval document is required for lease as provided for by laws and regulations, the same shall be obtained by the lessors.

IV. Where any lessee uses any rental property for production and operation, the lessor shall request it to present prior to its commencement of business relevant certificate proving that fire-fighting formalities have been handled and industrial and commercial business license or license for commencement of business.

V. Lessors shall inspect the safe use and nature of use of the rental properties and make written records at least once every quarter, for which the lessees shall render cooperation and sign on such records; where for objective reasons any lessor is unable to conduct inspection in person, it shall entrust others with the inspection.

VI. Where any lessor finds out through inspection that any rental property poses security risk, or the lessee alters without authorization the nature of use of the rental property, it shall report to the rental property comprehensive management authority or other relevant administrative authority.

VII. Lessees shall use premises in a safe and reasonable manner in accordance with the provisions of laws and regulations and premises lease contracts, and may not arbitrarily alter the structure and nature of use of the premises; where any lessee finds out that any rental property poses security risk, it shall forthwith notify the lessor, and at the same time report to the rental property comprehensive management authority or other relevant administrative authority.

VIII. Lessees may not arbitrarily alter the functions of rental properties, and the use of any rental property to engage in the hotel industry, catering, entertainment, internet cafes, workshops, and other business activities shall be in compliance with relevant provisions;

It is forbidden to use any rental property for gambling, drug abuse and trafficking, prostitution, pornography, forgery of documents, printing of illegal publications, manufacture and sale of counterfeit and fake commodities, harboring of criminals, harboring and sale of stolen goods, and other illegal and criminal acts;

It is forbidden to use any rental property for pyramid sale or the same in disguised forms, unlicensed operations, unlicensed clinics, illegal medical practice, illegal exploitation of renewable resources, and other illegal acts;

It is forbidden to use any rental property for unlicensed employment agency, matchmaking agency, training, real estate agency, and other fraud activities;

It is forbidden to use any rental property for the production, storage and operation of flammable, explosive, toxic, radioactive, and other dangerous articles.

IX. Both Parties to any lease shall assist and cooperate with the rental property comprehensive management authority in the inspection and management of the security of the rental property, and truthfully provide relevant materials and information.

X. Where any lessor or lessee fails to perform its security responsibilities in accordance with the law, which results in any personal or property damage to others, the victims may request the lessor or lessee to bear corresponding liability for compensation in accordance with the law.

Lessor: (signature and seal) (Signature: Zhou Zongnan)	Lessee: (signature and seal)

Agent and custodian: (signature and seal)	(Seal: Fit Boxx Import and Export

Trading (Shenzhen) Company Limited)

Contact number: 18938043126	Contact number:

(MM)     (DD),     (YY)